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                                                                    EXHIBIT 10.1


                                 AMENDMENT NO. 1


               AMENDMENT NO. 1 dated as of July 25, 2001 in respect of the Credit Agreement (Multi-Draw Term Loan Facility) dated as of May 16, 2001 (the "Credit Agreement") between NEXT LEVEL COMMUNICATIONS, INC., a Delaware corporation (the "Borrower") and MOTOROLA, INC., a Delaware corporation (the "Lender").

               The Borrower has requested that the Lender consent to an amendment to Section 8.07 of the Credit Agreement, and the Lender has agreed to such an amendment. Accordingly, the parties hereto hereby agree as follows:

               Section 1. Definitions. Terms defined in the Credit Agreement are used herein as defined therein.

               Section 2. Amendment. Section 8.07 of the Credit Agreement shall be amended in its entirety to read as follows:

               "8.07 Net Worth. The Borrower will not permit its Net Worth at any time to be less than 60% of Net Worth as at March 31, 2001, excluding, without duplication, (i) the effect of any marked-to-market adjustments made under FASB 115 after such date and (ii) the effect of any write-downs of inventory in an aggregate cumulative amount during the term of this Agreement not to exceed $75,000,000."

               Section 3. Representation and Warranties; No Defaults. The Borrower hereby represents and warrants to the Lender that (i) except as publicly disclosed and except with respect to changes in the disclosure schedules that are not individually or in the aggregate material, the representations and warranties made by it in or pursuant to the Loan Documents, after giving effect to the amendment effected hereby, are true and correct on and as of the date hereof as if made on and as of such date (or, if any such representation is expressly stated to have been made as of a specific date, as of such specific date) and (ii) no Default or Event of Default, after giving effect to the amendment effected hereby, has occurred and is continuing.

               Section 4. Miscellaneous. Except as expressly herein provided, the Loan Documents shall remain unchanged and in full force and effect. The Lender waives any prior violations of Section 8.07 of the Credit Agreement caused by any inventory write-down described in clause (ii) of amended Section
8.07. This Amendment No. 1 does not constitute a release of any security interest in favor of the Lender in any inventory written down as described in clause (ii) of amended Section 8.07 above. This Amendment No. 1 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 1 by signing any such counterpart. This Amendment No. 1 shall be governed by, and construed in accordance with, the law of the State of New York.

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               IN WITNESS WHEREOF, the parties hereto have caused this Amendment
No. 1 to be duly executed as of the day and year first above written.


                                            NEXT LEVEL COMMUNICATIONS, INC.


                                            By: /s/ KEITH A. ZAR
                                               ---------------------------------
                                               Name: Keith A. Zar
                                               Title: Senior Vice President


                                            MOTOROLA, INC.


                                            By: /s/ GARTH L. MILNE
                                               ---------------------------------
                                               Name: Garth L. Milne
                                               Title: Senior Vice President and
                                                      Treasurer